COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT
IN DREYFUS EMERGING MARKETS FUND AND THE MORGAN
STANLEY CAPITAL INTERNATIONAL EMERGING MARKETS
FREE INDEX

        EXHIBIT A:

                                  MORGAN STANLEY
                DREYFUS            CAPITAL
 PERIOD         EMERGING          INTERNATIONAL
                MARKETS           EMERGING MARKETS
                  FUND            FREE INDEX *

6/28/96          10,000              10,000
8/31/96           9,688               9,555
11/30/96          9,784               9,538
2/28/97          10,893              10,673
5/31/97          11,407              10,709


* Source: Lipper Analytical Services, Inc.

COMPARISON OF CHANGE IN VALUE OF $10,000 INVESTMENT IN
DREYFUS INTERNATIONAL GROWTH FUND, INC. AND THE MORGAN
STANLEY CAPITAL INTERNATIONAL EUROPE, AUSTRALASIA, FAR
EAST (EAFE(R)) INDEX

              EXHIBIT A:

                                            MORGAN STANLEY
                       DREYFUS                  CAPITAL
    PERIOD         INTERNATIONAL         INTERNATIONAL EUROPE,
                       GROWTH            AUSTRALASIA, FAR EAST
                        FUND               (EAFE(R)) INDEX *

   6/29/93             10,000                   10,000
   5/31/94             12,232                   11,537
   5/31/95             11,277                   12,106
   5/31/96             12,713                   13,398
   5/31/97             13,649                   14,408


* Source: Lipper Analytical Services, Inc.